Content Schedule

1.
This Content Schedule incorporates the terms of the Master Global Content Reseller Agreement (the "Master Agreement") between Vodafone Group Services Limited ("VGSL"), registered in England (registered number 3802001), having its registered office at Vodafone House. The Connection, Newbury, Berkshire RG14 2FN, United Kingdom and the Content Provider (as defined below) dated on the same date as this Content Schedule.

2.
When signed by VGSL and the Content Provider this Content Schedule is a standing offer by the Content Provider of the applicable Content (as defined below) to all Vodafone Group Companies on the terms of the Master Agreement and this Content Schedule.

3.	A Vodafone Group Company may accept the Standing Offer by completing and signing the Contract Acceptance Notice and following the procedure set out in the Master Agreement.

1.	Content Provider	Waat Media Corporation; United States of America; Company reg. 2512380; Address: 18226 Ventura Blvd. Suite 102, Tarzana, CA 91356.

2.	Content
Video, images, games, audio and all other mobile content services of an adult nature. This offering will be selected from a selection of branded content such as Vivid Entertainment, Peach Interactive, and Spearmint Rhino. All and any Content provided by the Content Provider shall be covered by this Agreement.

3.	Content Provider Branding Guidelines	Waat Media will provide branded content per VGSLs guidelines.

4.	Marketing Materials	Waat Media will provide marketing materials asrequested by VGSL and local operators.

5.	Content Provider Revenue
Content Provider Revenue shall be [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24B-2] of Net Revenue, less all the Deductions. It is understood that Deductions (if any) shall be deducted from the Content Provider Revenue actually paid to the Content Provider in accordance with Clause 10.2.

The Content Provider and VGSL shall seek to agree reasonable commercial models for ‘promotional’ content and bundled content as and when required.

6.	Content Protection	The Content Provider shall be responsible for protecting the Content.

7.	Hosting	The Content Provider shall be responsible for hosting the Content unless otherwise agreed between the Parties in writing.

8.	Languages	All languages as may be reasonably requested by VGSL from time to time.

9.	Territories
Worldwide, in such territories where the relevant Vodafone Group Company does not accept the Standing Offer under the Master Agency Agreement entered into between VGSL and the Content Provider and dated.

10.	Mobile Devices	All Vodafone Live! Handsets possible

11.	Format
The Content Provider shall ensure that the Content is capable of supporting all Formats, which may be specified, by VGSL or the Vodafone Group Companies or the Vodafone Partner Network Company (the "Format") from time to time. The Content Provider shall not change or vary the Format without Vodafone's prior written consent.

12.	Purchase Options	As agreed from time to time.

13.	VGSL Certification	Unless VGSL gives written or email notice otherwise, all Content requires certification by a QA Company.

14.	Delivery Timetables
The initial global Delivery Timetable (which may be updated and amended by the mutual written agreement of the Parties) is attached as an Annexure to this Content Schedule or as otherwise agreed by the Parties in writing or email.

15.	Relevant Contacts	The Content Provider: Technical - Camill Sayadeh Tel: +1 818 708 9995 Mob: +1 818 723 2488 Fax: +1 818 708 0598 camill @waatmedia.com

Commercial - Adi McAbian Tel: +1 818 708 9995 Mob; +1 818 644 1300 Fax: +1 818 708 0598 adi@waatmedia.com
Financial - Lena Barseghian Tel: +1 818 708 9995 Mob: +1 818 652 6497 Fax: +1 818 708 0598 lena@waatmedia.com

VGSL;
Commercial - Andrew Stalbow Tel: +44 207 212 0591 Mob: +44 7717 618 919 Fax: +44 207 212 0701 E-mail: andrew.stalbow@vodafone.com

16.	Tax Residence	The same country as the registered address of the Content Provider set out above.

17.	Content Provider's bank account details for electronic transfer payments
Payment by VGSL to the Content Provider shall be made by BACS to the following bank account:

EAST WEST BANK
18321 Ventura Blvd. Tarzana, CA 91356
Account Name: The Waat Corporation
Account Number: 8270-2648
ABA# 322070381

The currency of this Agreement shall be in Euros. All financial reports, statements, invoices, charges and payments made by one Party to the other shall be in Euros.

18.	Special Conditions	The Content Provider will comply with all VGSL/Vodafone content standards guidelines and policies provided to the Content Provider from time to time. The Content Provider shall also provide reasonable assistance to help create such standards and guidelines as agreed from time to time.

The Commencement Date for each individual Contract may, at the election of each relevant Vodafone Group Company, be either: (a) the Commencement Date as defined In the Master Agreement; (b) 30 September 2003; or (c) a date in between (a) and (b) specified by each relevant Vodafone Group Company.

Signed on behalf of VGSL:	Signed on behalf of Content Provider:

/s/ Graeme Ferguson	/s/ Camill Sayadeh
VGSL authorised signatory	Content Provider authorised signatory

Print name: GRAEME FERGUSON	Print name: Camill Sayadeh

Position: EXECUTIVE HEAD OF CONTENT DEVELOPMENT	Position: COO

Date signed: 17th JANUARY 2005	Date signed: December 20, 2004

*WE HAVE REQUESTED CONFIDENTIAL TREATMENT OF CERTAIN PROVISIONS CONTAINED IN THIS EXHIBIT. THE COPY FILED AS AN EXHIBIT OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST.*